UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 25, 2015 (Date of earliest event reported)
Align Technology, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	0-32259 (Commission File Number)	94-3267295 (IRS Employer Identification Number)

2560 Orchard Parkway, San Jose CA (Address of principal executive offices)		95131 (Zip Code)
(408) 470-1000 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Retirement of Chief Executive Officer and Appointment of New Chief Executive Officer

On March 26, 2015 Align Technology, Inc. (the "Company") announced that Thomas M. Prescott will retire as the Company's President and Chief Executive Officer effective June 1, 2015. Mr. Prescott will continue to serve on the Company's Board of Directors (the "Board").

On March 26, 2015 the Company also announced that Joseph M. Hogan has been appointed as President and Chief Executive Officer of the Company effective June 1, 2015 (the "Start Date"). Mr. Hogan will, subject to any required approval by the Board and/or the Company's stockholders, also be appointed to the Board as of the Start Date.

Mr. Hogan, age 57, previously served as the Chief Executive Officer of ABB Ltd., Switzerland, a power and automation technology company, from September 2008 to September 2013, and subsequently served as a Senior Advisor to the board of directors of ABB. Before joining ABB, Mr. Hogan held various positions at General Electric from 1985 to July 2008, the most recent of which was the CEO and President of the GE Healthcare unit. Mr. Hogan holds a joint M.S. and MBA in human resources management from Robert Morris University and a B.S. in Business Administration from Geneva College.

In connection with Mr. Hogan's appointment, on March 25, 2015, the Company and Mr. Hogan entered into an employment agreement (the "Employment Agreement"), which provides that Mr. Hogan will receive the following compensation and benefits as our President and Chief Executive Officer:

  Annual base salary of $950,000 per year;

  A signing bonus of $1,500,000 (subject to full repayment if Mr. Hogan's employment terminates under certain conditions during his first year of employment and as to one half of the full amount if his employment terminates under certain conditions during the second year of his employment);

  A target annual bonus opportunity of 150% of annual base salary multiplied by (i) an individual performance multiplier, and (ii) a Company performance multiplier, with such bonus capped at 240% of annual base salary;

  An equity award of 111,000 restricted stock units ("RSU"), 25% of which shall vest on December 31, 2015, with an additional 25% vesting on each December 31 thereafter (through December 31, 2018) (subject to Mr. Hogan's continued service with us);

  An equity award of market stock units ("MSU") with a target award of 111,000 units and a maximum payout opportunity of 166,500 units, with such units being earned based on the Company's stock price performance relative to the NASDAQ Composite index over a three-year performance period and 100% of the earned units vesting at the end of three years (subject to Mr. Hogan's continued service with us);

  Tax neutral temporary housing and relocation benefits; and

  Eligibility to participate in the Company's benefit programs available to the Company's executive officers.

  In addition, Mr. Hogan is entitled to certain severance benefits under the Employment Agreement. In the event that Mr. Hogan's employment is terminated by the Company other than for death, disability (as defined in the Employment Agreement) or for cause (as defined in the Employment Agreement) or if Mr. Hogan should resign for good reason (as defined in the Employment Agreement), Mr. Hogan will be eligible to receive:

  A lump sum severance payment equal to 24 months' of his then-current annual base salary;

  A prorated bonus payment equal to the greater of (i) the actual annual bonus paid to Mr. Hogan for the Company's fiscal year immediately prior to the fiscal year in Mr. Hogan's termination occurs or (ii) the actual bonus that Mr. Hogan would have otherwise received for the fiscal year during which the termination occurs as if Mr. Hogan had remained employed by the Company through the date that would have otherwise been required to earn the bonus;

  A payment equal to the greater of (i) 150% of Mr. Hogan's target bonus for the fiscal year during which the termination occurs or (ii) the actual annual bonus paid to Mr. Hogan for the Company's fiscal year immediately prior to the fiscal year in Mr. Hogan's termination occurs; and

  Reimbursement for COBRA continuation group health insurance coverage for 18 months.

  The Employment Agreement also provides that, if, upon or within 18 months following a change of control (as defined in the Employment Agreement), Mr. Hogan's employment is terminated other than for death, disability or for cause or he resigns for good reason, all of Mr. Hogan's then-outstanding equity awards will become fully vested. Furthermore, in the event Mr. Hogan's employment terminates as a result of his death or disability, then, on the date of such termination, Mr. Hogan will vest in (a) 100% of the RSU award described above and (b) with regard to the MSU award described above, a prorated number of MSUs calculated as of the date of employment termination.

  Upon a change of control, and subject to Mr. Hogan's continued service through such date, (a) the RSU award described above will vest as to 27,750 shares (or, if less, the number of shares subject to the award that remain outstanding and unvested at such time) and the overall vesting schedule for such award will be reduced by 12 months, and (b) the vesting of the MSU award described above will accelerate on a pro rata basis based on the amount of time that has lapsed from the grant date of the award and the change of control relative to the three-year performance period and any unvested MSUs that do not accelerate will vest ratably in substantially equal installments on each anniversary of the grant date that occurs following the closing of such change of control transaction with the final vesting date to be the three-year anniversary of the grant date of the award (to the extent any such MSUs remain outstanding following the change of control).

  In order to receive any of the severance cash payments under the Employment Agreement other than reimbursement for COBRA continuation coverage, Mr. Hogan will be required to execute a customary release of claims in favor of the Company. The Employment Agreement also provides for a non solicitation obligations for a 12 month period following the termination of Mr. Hogan's employment.

  The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed with the Company's next quarterly report on Form 10-Q for the quarter ending March 31, 2015.

  There are no arrangements or understandings between Mr. Hogan and any other persons pursuant to which Mr. Hogan was appointed an officer of the Company. Mr. Hogan does not have any family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Hogan has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

  The Company issued a press release on March 26, 2015 (the "Press Release") announcing the appointment of Mr. Hogan to the President and Chief Executive Officer roles and Mr. Prescott's new role. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K. The information in the press release attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  Item 7.01. Regulation FD Disclosure

  The Press Release indicates that the Company expects case volume for the first quarter of 2015 to be at the high-end to slightly above the Company's existing guidance range.

  The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  Forward-Looking Statements

  The information contained or incorporated by reference in this Current Report on Form 8-K contains forward-looking statements regarding the Company's financial projections for the first quarter 2015. Forward-looking statements contained or incorporated by reference in this report relating to the Company's ability to maintain positive momentum through this change and to continue to deliver above industry growth rates, as well as statements regarding expected case volume for the first quarter of 2015 are based upon information available to the Company as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, competition from existing and new competitors, and the loss of key personnel. These and other risks are detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission on February 26, 2015. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

  Item 9.01. Financial Statements and Exhibits

  (d) Exhibits
              99.1       Press Release of Align Technology, Inc. dated March 26, 2015

  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2015	ALIGN TECHNOLOGY, INC. By: /s/ Roger E. George Roger E. George Vice President, Corporate and Legal Affairs and General Counsel

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Align Technology, Inc. dated March 26, 2015